                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            Carrizo Oil & Gas, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       (LOGO OF CARRIZO OIL & GAS, INC.)

April 22, 2003

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") to be held at 10:00 a.m. on Friday, May 23, 2003, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

     A copy of the Company's 2002 Annual Report to Shareholders is also enclosed.

                                            SINCERELY,

                                            -s- S.P. JOHNSON IV
                                            S.P. JOHNSON IV
                                            Chief Executive Officer

                            CARRIZO OIL & GAS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2003

To The Shareholders of
Carrizo Oil & Gas, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, on Friday, May 23, 2003, at 10:00 a.m. for the following purposes:

        (1) to elect eight members to the Board of Directors for the ensuing year;

        (2) to approve an amendment to the Incentive Plan to provide for additional stock option grants to the chairman and members of certain committees of the Board of Directors;

        (3) to approve the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2003; and

        (4) to transact such other business as may properly come before the meeting.

     The Company has fixed the close of business on April 11, 2003, as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                            By Order of the Board of Directors

                                            /s/ FRANK A. WOJTEK
                                            FRANK A. WOJTEK
                                            Secretary

April 22, 2003
14701 St. Mary's Lane, Suite 800
Houston, TX 77079

                            CARRIZO OIL & GAS, INC.
                        14701 ST. MARY'S LANE, SUITE 800
                              HOUSTON, TEXAS 77079

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), to be voted at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas on Friday, May 23, 2003, at 10:00 a.m., and any and all adjournments thereof.

     This statement and the accompanying form of proxy are first being mailed to shareholders on or about the week of April 22, 2003. In addition to the solicitation of proxies by mail, regular officers and employees of the Company may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact. The Company will pay the cost of soliciting proxies in the accompanying form. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING SECURITIES

     Shareholders of record as of April 11, 2003, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting and at any adjournments thereof. On that date, the issued and outstanding capital stock of the Company consisted of 14,200,716 shares of Common Stock, par value $0.01 per share (the "Common Stock") and approximately 65,294 shares of Series B Convertible Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"). No other class of stock is outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The Series B Preferred Stock will not be entitled to vote at the Annual Meeting and generally has no right to vote for directors or on other matters except in certain specified circumstances or as required by law. Cumulative voting is not allowed. The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

     All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the approval of an amendment to the Incentive Plan to provide for additional stock option grants to the chairman and members of certain committees of the Board of Directors; (3) for the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2003; and (4) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

     Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and therefore will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect. Shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter, and thus will be disregarded in the calculation of "votes cast" with respect to that matter (even though those shares may be considered as entitled to vote or be voted on other matters). Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth information concerning (i) the only persons known by the Company, based on statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of March 15, 2003, and (ii) the shares of Common Stock beneficially owned, as of March 15, 2003, by each director, the Chief Executive Officer, the four other executive officers who were serving at the end of the Company's last fiscal year and one other individual who served as an executive officer in 2002 and by all executive officers and directors collectively. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                      -----------------------------------
                                                                                 PERCENT
                                                                                OF COMMON
                                                                                STOCK(2)
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                NUMBER OF SHARES         (ROUNDED)
---------------------------------------               -------------------       ---------
Directors and Executive Officers:
  S. P. Johnson IV..................................         817,750(3)(4)          5.7%
  Frank A. Wojtek...................................       1,122,188(3)(4)          7.8%
  Brad Fisher.......................................          60,000                  *
  Kendall A. Trahan.................................         117,962                  *
  Jeremy T. Greene..................................              --                  *
  Steven A. Webster.................................       2,481,815(3)(4)(5)      16.7%
  Douglas A. P. Hamilton............................         858,585(3)(4)(6)       6.0%
  Paul B. Loyd, Jr. ................................       1,582,799(3)(4)         11.1%
  Christopher C. Behrens............................       5,137,244(3)(4)(7)      31.2%
  Bryan R. Martin...................................       5,137,244(3)(4)(7)      31.2%
  F. Gardner Parker.................................          37,500                  *
  George Canjar.....................................         185,492                  *
  Executive Officers and Directors as a Group (12
     persons).......................................      17,538,575               87.1%
  DAPHAM Partnership, L.P. .........................         395,960(3)(4)(8)       2.8%
  The Douglas A.P. Hamilton 1997 GRAT...............         200,000(9)             1.4%
  JPMorgan Partners.................................       5,137,244(3)(10)        31.2%
  Mellon Ventures, L.P. ............................       1,571,754(3)(4)(11)     10.2%

---------------

  *  Less than 1%.

 (1) Except as described in notes 3 and 4 below or otherwise noted and pursuant to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer other than Messrs. Behrens and Martin is c/o Carrizo Oil & Gas, Inc., 14701 St. Mary's Lane, Suite 800, Houston, Texas 77079. The business address of Messrs. Behrens and Martin is 1221 6th Avenue of the Americas, 39th Floor, New York, New York 10020.

 (2) The table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days of March 15, 2003 as follows: Mr. Johnson -- 131,667, Mr. Wojtek -- 56,667, Mr. Canjar -- 185,492, Mr. Fisher -- 60,000, Mr. Trahan -- 117,962, Mr.
     Webster -- 699,721, Mr. Hamilton -- 109,506, Mr. Loyd -- 109,506, Mr.
     Behrens -- 2,228,152, Mr. Martin -- 2,228,152, all officers and directors as a group -- 5,926,825, JPMorgan Partners -- 2,228,152, and Mellon Ventures, L.P. -- 1,208,118. The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming that no options, warrants or convertible securities held by any other person have been exercised. The table excludes the following options that are not exercisable within 60 days of March 15, 2003 as follows: Mr. Johnson -- 38,333, Mr. Wojtek -- 13,333, Mr. Canjar -- 13,333, Mr. Fisher -- 20,000, Mr. Trahan -- 13,333, Mr. Greene -- 25,000, Mr.
     Webster -- 50,833, Mr. Hamilton -- 5,000, Mr. Loyd -- 5,000, Mr.
     Behrens -- 5,000 and Mr. Martin -- 12,500.

 (3) Pursuant to a Shareholders Agreement dated December 15, 1999, among the Company, S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Douglas A.P. Hamilton, Paul B. Loyd, Jr., DAPHAM Partnership, L.P., JPMorgan Partners and Mellon Ventures, L.P., certain shareholders of the Company may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nothing herein shall constitute an affirmance that any such group exists; however, such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 15, 2003 be deemed to beneficially own an aggregate of 13,968,095 shares (74.5%). Each party to the Shareholders Agreement listed above disclaims beneficial ownership of any common stock owned by the other parties to the Shareholders Agreement.

 (4) Pursuant to a Shareholders Agreement dated February 20, 2002, among the Company, S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Douglas A.P. Hamilton, Paul B. Loyd, Jr., DAPHAM Partnership, L.P. and Mellon Ventures, L.P., certain shareholders of the Company may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nothing herein shall constitute an affirmance that any such group exists; however, such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 15, 2003 be deemed to beneficially own an aggregate of 8,830,851 shares (53.5%). Each party to the Shareholders Agreement listed above disclaims beneficial ownership of any common stock owned by the other parties to the Shareholders Agreement.

 (5) Shares shown include 1,725,228 shares of Common Stock owned by Mr. Webster and 56,866 shares owned by Cerrito Partners, of which Mr. Webster is one of three general partners and could be deemed to share voting and dispositive power with the other general partners. However, Mr. Webster does not admit to having such power and disclaims the beneficial ownership of the Common Stock held by Cerrito Partners.

 (6) Shares shown do not include (i) 395,960 shares of Common Stock beneficially owned by DAPHAM Partnership, L.P., the limited partner of which is a charitable remainder trust of which Mr. Hamilton, his wife and children are among the beneficiaries, (ii) 200,000 shares of Common Stock beneficially owned by the Douglas A.P. Hamilton 1997 GRAT, of which Mr. Hamilton is the sole beneficiary until October 2002, and (iii) 143,472 shares of Common Stock beneficially owned by certain trusts established for the benefit of Mr. Hamilton's children, and for each of which Mr. Hamilton's wife serves as trustee. Mr. Hamilton disclaims beneficial ownership of all of such shares.

 (7) Shares shown include 5,137,244 shares beneficially owned by JPMorgan Partners (23A SBIC), LLC (formerly CB Capital Investors, LLC). Messrs. Behrens and Martin may be deemed to have beneficial ownership of such shares because they are a general partner and a principal, respectively, of JPMorgan Partners, which is a member and the investment manager of JPMorgan Partners (23A SBIC), LLC. Each of Messrs. Behrens and Martin disclaim beneficial ownership of all such shares.

 (8) The address of DAPHAM Partnership, L.P. is 1114 Avenue of the Americas, 31st Floor, New York, New York 10036.

 (9) The address of the Douglas A.P. Hamilton 1997 GRAT is 900 Third Avenue, New York, New York 10022, and its trustee is Mr. Kim E. Baptiste.

(10) The name of CB Capital Investors, LLC was changed to JPMorgan Partners (23A
     SBIC), LLC as part of a business combination effective January 1, 2001. The address of JPMorgan Partners (23A SBIC), LLC is 1221 6th Avenue of the Americas, 39th Floor, New York, New York 10020. Shares shown include 12,500, none and 7,500 shares of Common Stock that can be acquired through the exercise of options within 60 days of March 15, 2003 by Mr. Behrens, Mr. Martin and Mr. Chavkin, a former director of the Company. Mr. Behrens, Mr. Martin and Mr. Chavkin are obligated to transfer any shares issued in connection with the exercise of the options to JPMorgan Partners (23A SBIC), LLC.

(11) The address of Mellon Ventures, L.P. is 1114 Avenue of the Americas, 31st Floor, New York, New York 10036.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 2004 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Mr. S.P. Johnson IV; Mr. Frank A. Wojtek; Mr. Steven A. Webster; Mr. Douglas A.P. Hamilton; Mr. Paul B. Loyd, Jr.; Mr. Bryan R. Martin; Mr. Christopher C. Behrens and Mr. F. Gardner Parker. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. The affirmative vote of a plurality of the votes cast by holders entitled to vote in the election of directors at the Annual Meeting is required for the election of each nominee for director.

NOMINEES

     The following sets forth information concerning the eight nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of April 1, 2003, position with the Company and business experience during the past five years.

     S. P. Johnson IV, age 47, has served as the President, Chief Executive Officer and a director of the Company since December 1993. Prior to that time, he worked 15 years for Shell Oil Company. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.

     Frank A. Wojtek, age 47, has served as the Chief Financial Officer ("CFO"), Vice President, Secretary, Treasurer and a director of the Company since 1993. In addition, from 1992 to 1997, Mr. Wojtek was the Assistant to the Chairman of the Board of Reading & Bates Corporation (an offshore drilling company). Mr. Wojtek has also held the positions of Vice President and Secretary/Treasurer of Loyd & Associates, Inc., a private financial consulting firm, since 1989. Mr. Wojtek held the positions of Vice President and CFO of Griffin-Alexander Drilling Company from 1984 to 1987, Treasurer of Chiles-Alexander International Inc. from 1987 to 1989, and Vice President and CFO of India Offshore Inc. from 1989 to 1992, all of which were companies in the offshore drilling industry. Mr. Wojtek is a Certified Public Accountant and holds a B.B.A. in Accounting with Honors from the University of Texas.

     Steven A. Webster, age 51, has been the Chairman of the Board of the Company since June 1997 and has been a director of the Company since 1993. Mr. Webster serves as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which makes private equity investments in the energy business. From December 1997 to May 1999, Mr. Webster was the CEO and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman & CEO of Falcon Drilling Company, which he founded in 1988. Mr. Webster is also a director of Grey Wolf, Inc. (an onshore drilling company), Seabulk International, Inc. (a marine transportation and service provider), Geokinetics, Inc. (a seismic acquisition and geophysical services company), Crown Resources Corporation (a precious metals exploration company), and Brigham Exploration Company (oil and gas exploration company), as well as various private companies. He is also a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster holds an M.B.A. degree from Harvard Business School and a BSIM degree from Purdue University.

     Christopher C. Behrens, age 42, has been a director of the Company since December 1999. Mr. Behrens is a General Partner of JPMorgan Partners (formerly Chase Capital Partners), the private equity investment affiliate of JPMorgan Chase & Co. Mr. Behrens is a director of Brand Services Inc. and Berry Plastics Corporation, as well as various private companies.

     Douglas A. P. Hamilton, age 56, has been a director of the Company since 1993. Mr. Hamilton, a private investor, has been an active investor in the oil and gas business since 1985. Mr. Hamilton has since 1979 been the President of Anatar Investments, Inc., a diversified investment capital firm with active investments in oil and gas and offshore contract drilling and is a co-owner of the French Culinary Institute, a cooking school in New York City. Mr. Hamilton has a degree from the University of North Carolina and completed the PMD program at Harvard Business School.

     Paul B. Loyd, Jr., age 56, has been a director of the Company since 1993. Mr. Loyd was Chairman of the Board and Chief Executive Officer of Reading & Bates Corporation from 1991 to 1997 and from 1999 to 2001 until its merger with Transocean Inc. Mr. Loyd has been the principal of Loyd & Associates, Inc., a private financial consulting firm, since 1989. Mr. Loyd was Chief Executive Officer and a director of Chiles-Alexander International, Inc. from 1987 to 1989, President and a director of Griffin-Alexander Drilling Company, from 1984 to 1987, and prior to that, a director and Chief Financial Officer of Houston Offshore International, all of which are companies in the offshore drilling industry. Mr. Loyd is also a director of Transocean Inc., Frontier Oil Corporation, and is a member of the Board of Trustees of Southern Methodist University. Mr. Loyd served as President of the Company from its inception in September 1993 until December 1993. Mr. Loyd holds an M.B.A. degree from Harvard Business School.

     Bryan R. Martin, age 36, has been a Principal at JPMorgan Partners since 2000. JPMorgan Partners focuses on energy investments and industrial buyouts. Prior to his role at JPMorgan Partners, Mr. Martin was a Partner of the Beacon Group since 1994 and co-manager of the Beacon Group Energy Funds. Prior to that Mr. Martin worked as an Equity Analyst at Fidelity Investments co-managing the Select Energy and Specialty Retail portfolios. Mr. Martin holds a bachelors degree from Yale University and a Masters in Management from the J. L. Kellogg Graduate School of Management. Mr. Martin is also a Director of Coherent Networks, Crosstown Traders, SmartSynch, Shell Technology Investment Partners and Wellogix. In addition, Mr. Martin is a member of the Investment Committees of Lime Rock Partners and Shell Technology Investment Partners.

     F. Gardner Parker, age 61, has been a director of the Company since 2000. He has been Managing Outside Trust Manager with Camden Property Trust since 1998. He also serves on the boards of Crown Resources Corporation and Sharps Compliance Corp. (a waste management services provider). The private boards he serves on are Gillman Automobile Dealerships, Net Near U Communications, MCS Technologies, Camp Longhorn, Inc., nii communications, inc., Sherwood Healthcare Inc., and Arena Power. Mr. Parker also worked with Ernst & Ernst (now Ernst & Young LLP) for 14 years, seven of which he served as a partner. He is a graduate of the University of Texas.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors not employed by the Company or any of its subsidiaries ("Outside Directors") received an annual retainer of $7,500 through December 31, 1998. Effective January 1, 1999, the Board of Directors suspended the payment of the retainer. Effective January 1, 2001, the Compensation Committee proposed and the Board of Directors approved a $1,000 per year annual retainer to be paid to each Outside Director plus compensation of $3,000 per Board of Directors' meeting attended ($1,000 if attended via telephone) and $500 per committee meeting attended ($250 if attended via telephone). In April 2003, the Board of Directors, effective for the 2002-2003 director term, approved an additional retainer of $5,000 per annual director term for the Chairman of the Compensation Committee and an additional retainer of $10,000 per annual director term for the Chairman of the Audit Committee. On February 19, 2003, the Company's Incentive Plan (the "Incentive Plan") was amended to provide for a one-time grant of options to purchase 25,000 shares of

Common Stock to Mr. Parker at a price of $4.65 per share, the fair market value at the date of grant, as compensation for serving as the Chairman of the Audit Committee. Directors who are also employees of the Company receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings. Under the Incentive Plan, Messrs. Webster, Hamilton and Loyd, the then-current Outside Directors, were granted options to purchase 10,000 shares of Common Stock at an exercise price per share of $11.00 in connection with the Company's initial public offering in August 1997 (the "IPO"). Thereafter, each additional Outside Director was automatically granted nonqualified options to purchase 10,000 shares of Common Stock on the date that person first became an Outside Director of the Company. On March 27, 2002 options to purchase 10,000 shares were granted to Mr. Martin at a price of $5.3650 per share, the fair market value on the date of grant. In addition, each Outside Director serving on the day after the date of the annual meeting of shareholders will automatically be granted options to purchase an additional 2,500 shares of Common Stock, subject to the availability for issuance of those shares under the Incentive Plan. During the fiscal year ended December 31, 2002, options to purchase 2,500 shares were granted to each of Messrs. Hamilton, Loyd, Parker, Martin and Behrens at an exercise price per share of $4.78. Each option granted to an Outside Director will (i) have a ten-year term, (ii) have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and (iii) become exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant.

     The Board of Directors has recommended the following changes to the Incentive Plan, subject to shareholder approval:

     - the Chairman of the Audit Committee and the Chairman of the Compensation Committee will automatically be granted additional options to purchase 3,000 and 2,000 shares of Common Stock, respectively, on the first business day following the date on which each annual meeting of the Company's shareholders is held; and

     - the Board of Directors may, in its discretion, grant options to purchase of up to 3,000 shares and up to 2,000 shares, respectively, on the date specified above to non-chairmen members of the audit and compensation committees who are deemed by the Committee to be "independent" for purposes of the rules of the Nasdaq Stock Market.

     If approved by shareholders, these grants could be made to the chairman or a member of the Audit Committee or Compensation Committee, respectively, notwithstanding that the same person may also receive grants as a chairman or member of the Compensation Committee or Audit Committee, respectively. See "Proposal 2 -- Proposal to Amend Incentive Plan to Provide Additional Stock Option Grants to the Chairman and Members of Certain Committees of the Board of Directors."

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2002, and transacted business on 10 occasions during the fiscal year by unanimous written consent.

     The Board of Directors has an Audit Committee which, during the fiscal year ended December 31, 2002, consisted of Messrs. Loyd, Parker and Martin. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements, and reviews the fees charged for audits and for any nonaudit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee met five times during fiscal 2002.

     The rules of the Nasdaq Stock Market restrict directors who have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the audit committee. We believe that the members of the Audit Committee, other than possibly Mr. Martin, have no such relationships and are therefore independent for purposes of current Nasdaq Stock Market rules. The applications of the Nasdaq Stock Market rules to Mr. Martin is not clear, but it is possible that he would be deemed not independent because he is a principal of JPMorgan Partners, an entity which could be deemed to be an affiliate of the Company. The Board of Directors appointed Mr. Martin to the audit committee because of his experience in the field of finance and because the Company is contractually obligated to appoint a nominee of JPMorgan Partners to the audit committee under the terms of the 1999 Shareholders Agreement. The Board of Directors believes that the appointment of Mr. Martin is required by the best interests of the Company and its shareholders.

     The Board of Directors has a Compensation Committee which, during the fiscal year ended December 31, 2002, consisted of Messrs. Parker, Hamilton and Behrens. The function of the Compensation Committee is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans (subject in some cases to action by the full Board). The Compensation Committee held one meeting during fiscal 2002.

     The Board of Directors has a Budget Committee, consisting of Mr. Johnson and Mr. Wojtek, whose function is to consider matters relating to the Company's drilling program and the Company's budget and related matters. The Budget Committee's actions are advisory only and not binding on the Board unless the Board decides otherwise.

     The Board of Directors does not have a standing Nominating Committee.

     On December 5, 2001, the Board of Directors established an independent Special Financing Committee to evaluate the terms of any financing proposals which the Company may be considering and in which other company shareholders may participate. The Special Committee held two meetings during fiscal 2002.

     During the fiscal year ended December 31, 2002, each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and of meetings of committees of the Board of Directors on which he served, except Mr. Martin.

SECTION 16(a) REPORTING DELINQUENCIES

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended December 31, 2002, all reports required by
Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual, long-term and total compensation for (i) the Company's Chief Executive Officer for the fiscal years ended December 31, 2002, 2001 and 2000, (ii) its other four executive officers, and
(iii) one other individual who served as an executive officer in 2002, for the fiscal years ended December 31, 2002, 2001 and 2000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                 ANNUAL                                  AWARDS
                                              COMPENSATION                            ------------
NAME AND                                  --------------------      OTHER ANNUAL         STOCK           ALL OTHER
PRINCIPAL POSITION                 YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)(2)
------------------                 ----   ---------   --------   ------------------   ------------   ------------------
S.P. Johnson IV                    2002    $233,604   $ 1,296            --                  --           $ 4,736
  President and Chief              2001    $228,501   $   500            --              45,000           $ 3,954
  Executive Officer                2000    $225,925   $22,680            --             125,000           $   593
Frank A. Wojtek                    2002    $166,860   $ 1,296            --                  --           $ 4,397
  Chief Financial Officer,         2001    $163,215   $   500            --              20,000           $ 3,975
  Vice President, Secretary        2000    $161,375   $16,200            --              50,000           $   524
  and Treasurer
Kendall A. Trahan                  2002    $150,174   $ 1,296            --                  --           $ 4,676
  Vice President of Land           2001    $146,893   $   500            --              20,000           $ 4,304
                                   2000    $145,238   $14,580            --                  --           $   462
Brad Fisher                        2002    $163,848   $ 1,296            --                  --           $ 7,368
  Vice President of                2001    $134,100   $   500            --              30,000           $19,300
  Operations                       2000    $124,225   $18,000            --              50,000           $   317
Jeremy T. Greene(3)                2002    $84,499    $ 1,296            --              25,000           $   267
  Vice President of Exploration
  and Development
George Canjar(4)                   2002    $205,620   $    --            --                  --           $ 6,689
  Vice President of Exploration    2001    $163,215   $   500            --              20,000           $22,158
  and Development                  2000    $161,375   $16,200            --                  --           $   524

---------------

(1) For the fiscal years 2000, 2001 and 2002 the Named Executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each Named Executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for that Named Executive.

(2) For the fiscal year 2002, all other compensation consists of contributions of $4,088, $3,754, $2,794, $4,129 and $3,947 by the Company under its 401(k)
    plan for Messrs. Johnson, Wojtek, Canjar, Trahan and Fisher, respectively, life insurance premiums of $648, $642, $318, $546, $533 and $267 for Messrs. Johnson, Wojtek, Canjar, Trahan, Fisher and Greene, respectively, and overriding royalties of $6,669 and $7,368 for Messrs. Canjar and Fisher, respectively. For the fiscal year 2001, all other compensation consists of contributions of $3,402, $3,443, $3,443, $3,838 and $3,078 by the Company
    under its 401(k) plan for Messrs. Johnson, Wojtek, Canjar, Trahan and Fisher, respectively, life insurance premiums of $552, $533, $533, $466 and $399 for Messrs. Johnson, Wojtek, Canjar, Trahan and Fisher, respectively, and overriding royalties of $18,183 and $15,823 for Messrs. Canjar and Fisher, respectively. For fiscal year 2000, all other compensation consists of life insurance premiums of $593, $524, $524, $462 and $317 for Messrs. Johnson, Wojtek, Canjar, Trahan and Fisher, respectively.

(3) Represents amounts paid to Mr. Greene since he commenced his employment with the Company in August 2002.

(4) Mr. Canjar terminated his employment with the Company in July 2002 but was paid his annual salary through the end of 2002.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted during fiscal 2002 to the Named Executives.

                                                                                         POTENTIAL REALIZABLE
                                                                                          VALUES AT ASSUMED
                                                                                           ANNUAL RATES OF
                         NUMBER OF      % OF TOTAL                                           STOCK PRICE
                         SECURITIES    OPTIONS/SARS                                        APPRECIATION FOR
                         UNDERLYING     GRANTED TO                                        OPTION TERM(1)(2)
                        OPTIONS/SARS   EMPLOYEES IN   EXERCISE PRICE                     --------------------
NAME                      GRANTED      FISCAL YEAR     ($/SHARE)(1)    EXPIRATION DATE    5%($)      10%($)
----                    ------------   ------------   --------------   ---------------   --------   ---------
S. P. Johnson IV......         --            --              --                 --            --          --
Frank A. Wojtek.......         --            --              --                 --            --          --
Kendall A. Trahan.....         --            --              --                 --            --          --
Brad Fisher...........         --            --              --                 --            --          --
Jeremy T. Greene......     25,000          78.1%          $3.76           08/11/12        72,250     183,500
George Canjar.........         --            --              --                 --            --          --

---------------

(1) The exercise price of the options granted is equal to or greater than the market value of the Company's Common Stock on the date of grant.

(2) Potential realizable value of each grant assumes that the market price of the underlying security (based upon the value of the Common Stock on the date of grant) appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Common Stock held by the Named Executives at December 31, 2002.

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                           SHARES       VALUE     OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END($)(2)
                         ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                     EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------   -----------   -------------   -----------   -------------
S. P. Johnson IV.......        --           --      131,667         38,333        356,390         55,545
Frank A. Wojtek........        --           --       56,667         13,333        159,400         16,800
Kendall A. Trahan......        --           --      117,962         13,333        108,538         16,800
Brad Fisher............        --           --       60,000         20,000        163,600         25,200
Jeremy T. Greene.......        --           --           --         25,000             --         37,750
George Canjar..........        --           --      185,492         13,333        289,289         16,800

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares underlying the options.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock, as reported on the Nasdaq Stock Market on December 31, 2002, was $5.27.

CERTAIN TRANSACTIONS

     On February 20, 2002, the Company consummated the transactions (the "2002 Financing") contemplated by a Securities Purchase Agreement dated February 20, 2002 (the "2002 Securities Purchase Agreement") among the Company, Mellon Ventures, L.P. ("Mellon") and Steven A. Webster (excluding the Company, the "2002 Investors"). Such transactions included (i) the payment by the 2002 Investors of an aggregate purchase price of $6,000,000, (ii) the sale of 60,000 shares of Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock") the terms of which are set forth in the Statement of Resolution Establishing Series of Shares designated Series B Convertible Participating Preferred Stock (the "Statement of Resolution") and which include the right to convert such shares into Common Stock, par value $0.01 (the "Common Stock") of the Company (the "Underlying Shares") at a price of $5.70 per share, subject to adjustments, to the 2002 Investors pursuant to the terms of the 2002 Securities Purchase Agreement and (iii) the sale of warrants (the "2002 Warrants") to purchase up to 252,632 shares of the Company's Common Stock (the "2002 Warrant Shares") at the exercise price of $5.94 per share, subject to adjustments, to the 2002 Investors pursuant to the terms of Warrant Agreement dated February 20, 2002 (the "2002 Warrant Agreement") among the Company, Mellon and Steven A. Webster, (iv) the execution of the Shareholders Agreement dated February 20, 2002 (the "2002 Shareholders Agreement") among the Company, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., (v) the execution of the Registration Rights Agreement dated February 20, 2002 ("2002 Registration Rights Agreement") among the Company, Mellon and Steven A. Webster and (vi) the execution of a Compliance Sideletter dated as of February 20, 2002 by and between the Company and Mellon (the "2002 Compliance Sideletter"). The Company sold $4.0 million and $2.0 million of Series B Preferred Stock and 168,422 and 84,210 Warrants to Mellon and Mr. Webster, respectively.

     The Statement of Resolution establishes a series of 150,000 shares (60,000 of which were issued to the 2002 Investors under the 2002 Securities Purchase Agreement and approximately 65,294 of which are currently outstanding) of the Company's preferred stock, designated as Series B Convertible Participating Preferred Stock with designations, preferences, limitations and relative rights, voting, redemption and other rights that include the following:

     Dividends. Holders of Series B Preferred Stock are entitled to receive cumulative dividends on each share of Series B Preferred Stock, payable semi-annually. Dividends will be paid, at the option of the Company, (i) in cash at the rate of $8.00 per year or (ii) by issuing additional shares of Series B Preferred Stock at the annual rate of 0.10 of a share of Series B Preferred Stock on each share of Series B Preferred Stock as converted. In addition to the foregoing, if the Company declares a cash dividend on the Common Stock of the Company, the holders of shares of Series B Preferred Stock shall be entitled to receive cash dividends on an "as converted" basis. Unless all accrued dividends on the Series B Preferred Stock shall have been paid, distributions and redemptions on any Junior Stock (as defined below) are restricted.

     Redemption. The Series B Preferred Stock is required to be redeemed by the Company at any time after the third anniversary of the initial issuance of the Series B Preferred Stock (the "Issue Date") upon 90 days prior written request from any holder at a price per share equal to Purchase Price/Dividend Preference (as defined below). The Company may redeem the Series B Preferred Stock at varying prices ranging from 120% of the Purchase Price/Dividend Preference to, in the case of redemptions after the third anniversary of the Issue Date, a price per share equal to the Purchase Price/Dividend Preference. "Purchase Price/Dividend Preference" is defined to mean $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share of Series B Preferred Stock, through the date the Company has paid or properly provided for the Redemption Price.

     Voting. Holders of the Series B Preferred Stock generally have no right to vote for directors or on other matters except in certain circumstances described herein or as otherwise required by law.

     The holders of Series B Preferred Stock have the right to approve, by the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, (i) the creation, authorization or issuance, or any corporate transaction such as a merger or consolidation that results in the creation or issuance of, any class or series of stock ranking senior to the Series B Preferred Stock ("Prior Stock") or ranking on a parity with the Series B Preferred Stock ("Parity Stock"); (ii) any corporate transaction such as a merger or consolidation, or any amendment to the Articles of Incorporation, that would result in (A) an increase or decrease of the aggregate number of authorized shares of Series B Preferred Stock, or (B) a change in the designations, preferences, limitations or relative rights of the shares of Series B Preferred Stock; (iii) any change in the Company's Articles of Incorporation or bylaws, as then in effect, that adversely affects the rights, preferences or privileges of the Series B Preferred Stock; (iv) any material change in the nature of the Company's business; or (v) certain issuance of any shares of Series B Preferred Stock.

     Holders of Series B Preferred Stock also have the right to vote as a class in a number of other circumstances as are required by the Texas Business Corporation Act ("TBCA"). Under the 2002 Shareholders Agreement, the holders of the Series B Preferred Stock have agreed to vote such shares in favor of certain of these actions.

     The terms of the Series B Preferred Stock, including the voting rights thereof, could have the effect of delaying, deferring or preventing a takeover attempt of the Company.

     Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up or a Sale (as defined below) of the Company (a "Liquidation"), before any distribution of assets is made to the holders of any Junior Stock of the Company, the holder of each share of Series B Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its shareholders, the greater of the following amounts per share of Series B Preferred Stock: (i) $100 in cash plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share, through the date fixed for the distribution of assets of the Company to the holders of Series B Preferred Stock, or (ii) the liquidation distribution, if any, payable in such Liquidation with respect to each share of Common Stock distributed pro rata to the holders of the Series B Preferred Stock, any Parity Stock and the Common Stock on an as-converted basis (assuming the conversion of all Series B Preferred Stock and Parity Stock (if convertible into Common Stock) at the time such liquidation distribution is paid to a holder of such Common Stock). For purposes hereof, "Sale" shall mean and shall be deemed to have occurred at such time as any of the following occurs: (x) certain mergers that constitute a "Change of Control" (as defined herein); or (y) the sale, transfer or other disposition by the Company of all or substantially all of the assets of the Company to another entity.

     Conversion. The holders of the Series B Preferred Stock have the right, at each holder's option, to convert all or a portion of such Series B Preferred Stock into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing (i) the product of (A) $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share through the date of surrender of such share of Series B Preferred Stock multiplied by
(B) each share of Series B Preferred Stock to be converted by (ii) the Conversion Price (as defined below). "Conversion Price" is defined to mean the conversion price per share of the Common Stock into which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to the Statement of Resolution. The initial Conversion Price is $5.70. The Conversion Price is subject to adjustment in certain circumstances.

     Change of Control. Upon the occurrence of certain events constituting a "Change of Control", the Company is required to make an offer to each holder of Series B Preferred Stock to repurchase all or any part of such holder's Series B Preferred Stock at an offer price per share of Series B Preferred Stock in cash equal to 105% of the Change of Control Purchase Price (as defined below) including (a) any persons becoming the beneficial owners of more than 50% of the Company; (b) during any period of two consecutive years, a majority of the Board of Directors changes; (c) the merger or consolidation of the Company except for certain mergers or consolidations in which the shareholders of the Company prior to the transaction retain a majority of the voting stock of the surviving entity; and (d) the sale of all or substantially all of the assets of the Company, subject to certain exceptions for the foregoing matters. "Change of Control Purchase Price" is defined to mean $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such share of Series B Preferred Stock through the date of payment of the Change of Control Purchase Price.

     Ranking and Certain Covenants. The Series B Preferred Stock ranks senior to the Common Stock and all other series of the Company's preferred stock (none of which are issued and outstanding as of the date hereof) as to the payment of dividends, as to payments upon redemption and as to the distribution of assets upon liquidation, dissolution or winding up unless, after the approval of the holders of a majority of the shares of Series B Preferred Stock, the terms of such other series provide otherwise.

     2002 Shareholders Agreement. The 2002 Shareholders Agreement provides that if the holders of at least 51% of the Common Stock then outstanding approve a merger, Sale (as defined in the 2002 Shareholders Agreement) of the Company or sale of all or substantially all of the assets of the Company (an "Approved Sale"), each holder of Series B Preferred Stock will consent to, vote for and raise no objection against the Approved Sale as a holder of Series B Preferred Stock if the consummation of such Approved Sale will constitute a Change of Control (as defined above) or the Approved Sale is a reincorporation merger, subject to certain conditions.

     If S.P. Johnson IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, DAPHAM Partnership L.P. or certain transferees thereof (each a "Founder Shareholder") desires to make certain transfers of shares of Common Stock that are not Public Sales (as determined in the 2002 Shareholders Agreement), such Founder Shareholder must allow Mellon "tag-along rights" whereby Mellon has the option also to include shares in the transfer.

     Under the 2002 Shareholders Agreement, the Company has granted to Mellon and Mr. Webster preemptive rights to purchase certain (i) equity securities,
(ii) debt securities, (iii) options, warrants and other rights to acquire each of such securities and (iv) common stock equivalents convertible into or exchangeable for equity securities issuable by the Company, subject to certain exclusions.

     The preemptive rights and tag-along rights under the 2002 Shareholders Agreement terminate upon the first to occur of (a) notice of termination by holders of 50% of the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the 2002 Warrants, (b) certain sale transactions involving the Company or (c) the time Mellon (or certain of its transferees) owns less than 50% of the shares issuable upon conversion of the Series B Preferred Stock and exercise of the 2002 Warrants.

     2002 Warrants. The 2002 Warrants are exercisable at any time prior to the expiration date on February 20, 2007 for the purchase of an aggregate of 252,632 shares of Common Stock at an exercise price of $5.94 per share, subject to certain adjustments.

     The 2002 Registration Rights Agreement provides registration rights with respect to the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the 2002 Warrants held by Mellon and Mr. Webster (the "2002 Investor Registrable Securities"). The Company may be required to effect one demand registration, subject to certain conditions and limitations. The holders of the registration rights also have limited rights to require the Company to include their shares of Common Stock in connection with certain other offerings registered by the Company.

  Repurchase of Preferred Stock

     On December 15, 1999, the Company consummated the transactions (the "Enron Repurchase") contemplated by the Stock and Warrant Purchase Agreement dated December 1, 1999 ("Enron Purchase Agreement") among the Company and Enron North America Corp. ("ENA"), Joint Energy Development Investments II Limited Partnership ("JEDI II") and Sundance Assets, L.P. ("Sundance") (ENA, JEDI II and Sundance, collectively, the "Enron Parties"). Such transactions included (i) the payment to the Enron Parties of an aggregate purchase price of $12,000,000 and other fees, (ii) the repurchase of all the outstanding shares of the Company's 9% Series A Preferred Stock, (iii) the repurchase of 750,000 previously outstanding warrants to purchase the Company's Common Stock held by the Enron Parties and (iv) the amendment of the terms of 250,000 warrants (the "Retained Enron Warrants") to purchase the Company's Common Stock retained by the Enron Parties. The exercise price of the Retained Enron Warrants was reduced from $11.50 per share to $4 per share as contemplated by the Enron Purchase Agreement.

  Sale of Common Stock, Notes and Warrants

     Also on December 15, 1999, the Company consummated the transactions (the "1999 Financing") contemplated by a Securities Purchase Agreement dated December 15, 1999 (the "1999 Securities Purchase Agreement") among the Company, CB Capital Investors, L.P. ("Chase") (now JPMorgan Partners (23A SBIC), LLC), Mellon Ventures, L.P. ("Mellon"), Paul B. Loyd, Jr., Douglas A.P. Hamilton and Steven A.

Webster (excluding the Company, the "Investors"). Such transactions included (i) the payment by the Investors of an aggregate purchase price of $30,000,000, (ii) the sale of an aggregate of $22,000,000 principal amount of 9% Senior Subordinated Notes due 2007 (the "Notes") to the Investors, (iii) the sale of an aggregate of 3,636,364 shares of the Company's Common Stock for $2.20 per share to the Investors, (iv) the sale of warrants (the "Warrants") to purchase up to 2,760,189 shares of the Company's Common Stock (the "Warrant Shares") at the exercise price of $2.20 per share, subject to adjustments, to the Investors, (v) the execution of the Shareholders Agreement dated December 15, 1999 (the "1999 Shareholders Agreement") among the Company, Chase, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., (vi) the execution and delivery of the Warrant Agreement dated December 15, 1999 (the "Warrant Agreement") among the Company, Chase, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton and Steven A. Webster,
(vii) the execution of the Registration Rights Agreement dated December 15, 1999 ("Chase Registration Rights Agreement") among the Company, Chase and Mellon,
(viii) the execution of the Amended and Restated Registration Rights Agreement dated December 15, 1999 ("Amended Founders Registration Rights Agreement") among the Company, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., and (ix) the execution of a Compliance Sideletter dated December 15, 1999 among the Company, Chase and Mellon (the "1999 Compliance Sideletter"). The Company sold $17.6 million, $2.2 million, $0.8 million, $0.8 million and $0.8 million principal amount of Notes; 2,909,091, 363,636, 121,212, 121,212 and 121,212 shares of the Company's common stock and 2,208,151, 276,019, 92,006, 92,006 and 92,006 Warrants to Chase,
Mellon, Mr. Loyd, Mr. Webster and Mr. Hamilton, respectively.

     In addition to providing for the foregoing transactions, the 1999 Securities Purchase Agreement provides that the Notes will be subordinated and subject in right of payment to the prior payment of the senior indebtedness of the Company, which includes but is not limited to certain indebtedness under the Company's senior credit facility with Compass Bank, certain indebtedness incurred pursuant to borrowing base limitations supported by the Company's oil and gas properties, certain purchase money indebtedness issued or incurred to finance consolidated capital expenditures, and certain indebtedness incurred pursuant to the financing of certain acquisitions or the development of the Company's oil and gas properties with proved reserves.

     The Warrants are exercisable at any time prior to the expiration date on December 15, 2007 for the purchase of an aggregate of 2,760,189 shares of Common Stock at an exercise price of $2.20 per share, subject to certain adjustments.

     Each Warrant may be exercised by cash payment or on a "cashless basis" by utilizing the average market price during the four-day trading period preceding the date of exercise.

     The number and kind of Warrant Shares issued and the exercise price are subject to adjustment in certain circumstances, including (a) if the Company pays a dividend in Common Stock or distributes shares of its Common Stock, subdivides, splits or reclassifies its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (b) if the Company issues shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock for no consideration or for less than the market value (as specified in the Warrant) of the Common Stock, subject to certain exceptions, (c) if the Company distributes any of its equity securities (other than Common Stock or options) to the holders of the Common Stock on a pro rata basis, (d) if the Company engages in a consolidation, merger or business combination, sells all of its assets to another person or entity, or enters into certain capital reorganizations or reclassifications of the capital stock of the Company or (e) the Company takes certain other actions affecting its Common Stock.

     Chase required that the Company's outside directors, Messrs. Loyd, Hamilton and Webster, invest an aggregate of at least $3,000,000 in the Financing and each invested $1,000,000 in the 1999 Financing. As part of the Financing, an aggregate fee of $405,000 was paid to Chase and Mellon.

     Of the approximately $29,000,000 net proceeds of the Financing, $12,060,000 was used to fund the Enron Repurchase and related expenses, $2,025,000 was used to repay a bridge loan extended to the Company by its outside directors, $3,000,000 was used to repay other indebtedness, and the Company expects the remaining proceeds to be used to fund the Company's ongoing exploration and development program and general corporate purposes.

     Under the 1999 Shareholders Agreement each of S.P. Johnson IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, DAPHAM Partnership, L.P., Chase and Mellon (the "Shareholders") have agreed not to transfer shares of the Common Stock or the Warrants to a competitor of the Company and have agreed to cause certain transferees to be bound by the Shareholders Agreement.

     The 1999 Shareholders Agreement provides that so long as Chase owns at least 15% of the Common Stock of the Company (with percentage ownerships being determined as specified in the 1999 Shareholders Agreement), the Shareholders agree to vote their shares to cause the number of directors constituting the Board of Directors to be seven and to cause the election of two directors to be nominated by Chase. The Shareholders have agreed, so long as Chase owns at least 7.5% of the Common Stock (with percentage ownerships being determined as specified in the 1999 Shareholders Agreement) of the Company but less than 15%, to vote their shares to cause the number of directors constituting the Board of Directors to be seven and to cause the election of one director to be nominated by Chase. The Shareholders have also agreed if at any time after December 15, 2004, Chase then owns at least 15% of the Common Stock (with percentage ownerships being determined as specified in the 1999 Shareholders Agreement) that, unless there shall have occurred certain completed or proposed sale transactions involving the Company or there has occurred a specified minimum public float of Common Stock, then Chase has the right to designate two additional members to the Board and the size of the Board shall be increased accordingly. The Shareholders have agreed to vote their shares in accordance with such arrangement. The Company, upon Board approval, was entitled to increase the size of the Board by one additional member at any time after the first shareholders meeting following the Financing, and, as such, approved the addition to the Board of Mr. Parker in fiscal 2000. If the Company at any other time increases the size of the Board of Directors, the Shareholders have agreed to take action, including the voting of their securities, to cause to be elected the number of directors nominated by Chase necessary to maintain the applicable proportion of directors nominated by Chase to the Board of Directors.

     Pursuant to the 1999 Shareholders Agreement, Messrs. Christopher Behrens and Arnold Chavkin were appointed to the Company's Board of Directors. Upon Mr. Chavkin's resignation from the Board of Directors of the Company effective March 2002, JPMorgan Partners designated Bryan R. Martin as his replacement, and Mr. Martin was appointed to the Board of Directors.

     For so long as Chase is entitled to designate a director, at least one such director is required to be a member of each committee of the Company's Board of Directors and the board of directors of any subsidiary of the Company. The Company has, in connection with the Shareholders Agreement, established a Budget Committee of the Board of Directors that will consider matters relating to the Company's drilling program, the Company's budget and related matters. In certain circumstances in which Chase is entitled to name a director and such directorship is vacant, Chase may instead appoint one or more Board observers in lieu of directors.

     The Company agreed in the 1999 Shareholders Agreement to limit the maximum number of common stock equivalents issuable under the Company's equity incentive plans to 2.5 million shares and equivalents (including any shares and equivalents issued or issuable as of the date of the 1999 Shareholders Agreement).

     The Shareholders have also agreed in the 1999 Shareholders Agreement to cooperate with the Company in complying with the terms of the 1999 Compliance Sideletter (described below), including by voting in favor of actions taken to remedy certain regulatory problems.

     If S.P. Johnson IV, Frank A. Wojtek, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, DAPHAM Partnership L.P. or certain transferees thereof (each a "Founder Shareholder") desires to make certain transfers of shares of Common Stock that are not Public Sales (as determined in the 1999 Shareholders Agreement), such Founder Shareholder must allow Mellon and any Shareholder who holds at least 10% of the Common Stock of the Company and is not a Founder Shareholder (collectively, the "Significant

Shareholders") the option also to include shares in the transfer. If the prospective transferee is unwilling or unable to acquire all such shares, then the transferring Founder Shareholder may either cancel the proposed transfer or allocate on a proportional basis the number of shares the prospective transferee is willing to acquire among the transferring Founder Shareholder and the Significant Shareholders.

     Under the 1999 Shareholders Agreement, the Company has granted to the Significant Shareholders rights to purchase certain (i) equity securities, (ii) debt securities, (iii) options, warrants and other rights to acquire each of such securities and (iv) common stock equivalents convertible into or exchangeable for equity securities issuable by the Company, provided that securities issued pursuant to equity incentive plans, securities issued in certain public offerings, securities issued as consideration in a merger, business combination or acquisition, certain securities issued upon conversion of other securities, the Warrant Shares, and certain distributions of securities are all excluded from this right.

     The 1999 Shareholders Agreement terminates upon the first to occur of (a) notice of termination by holders of 50% of the shares held by Chase or Mellon (and certain of their transferees), (b) certain sale transactions involving the Company or (c) the time neither Chase nor Mellon (or certain of their transferees) owns more than 7 1/2% of the Common Stock.

     Additional information concerning the Notes, the Warrants, the 1999 Shareholders Agreement and the transactions relating to the 1999 Securities Purchase Agreement may be found in the Company's Current Report on Form 8-K dated December 15, 1999, including the exhibits to that document.

     In 2000, the Company received a finder's fee valued at $1,544,180 from affiliates of Donaldson, Lufkin & Jenrette ("DLJ") in connection with their purchase of a significant minority shareholder interest in Michael Petroleum Corporation ("MPC"). MPC is a privately-held exploration and production company which focuses on the prolific gas producing Lobo Trend in South Texas. The minority shareholder interest in MPC was purchased by entities affiliated with DLJ. The Company elected to receive the fee in the form of 18,947 shares of common stock, 1.9% of the outstanding common shares of MPC, which is accounted for as a cost basis investment. Steven A. Webster, who is the Chairman of the Board of the Company, is also the Chairman of Global Energy Partners Ltd., a merchant banking affiliate of DLJ (now known as CSFB Private Equity) which makes investments in energy companies, and joined the Board of Directors of MPC in connection with the transaction. MPC could be deemed to be a competitor of the Company.

     During the third quarter of 2001, the Company sold its interest in MPC pursuant to an agreement between MPC and its shareholders for the sale of a majority interest in MPC to Calpine Natural Gas Company. The Company received total cash proceeds of $5.7 million, of which $5.5 million was paid to the Company during the third quarter of 2001 and the balance was paid during 2002 and 2003.

     In November 1999, the Company entered into a month-to-month agreement with San Felipe Resource Company, an entity owned by Mr. Webster, under which Mr. Webster provides consulting services to the Company in exchange for a fee of $9,000 per month, that was increased to $12,000 per month effective April 2003.

     On December 6, 2001 options to purchase 75,000 shares were granted under the Incentive Plan to Mr. Webster at the price of $4.01 per share, the fair market value on the date of the grant, for consulting services.

     In December 2001, the Company sold to Mr. Webster a 2% working interest in certain leases in Matagorda County and the right to participate in the Staubach #1 well located within those leases in exchange for $20,000 and the payment by Mr. Webster of a 33% promoted interest for the drilling costs through casing point of that well. The terms of this sale were consistent with the terms of sales to other participants in this project.

     During the years ended December 31, 2001 and 2002, the Company participated in the drilling of two wells and one well, respectively, that were operated by a subsidiary of Brigham Exploration Company ("Brigham"). During the year ended December 31, 2002, Brigham participated in the drilling of two wells operated by the Company. Mr. Webster is a member of the Board of Directors of Brigham. Mr. Webster is also a managing director of a merchant banking affiliate of the beneficial owner of approximately 35% of the common stock of the parent company of Brigham Oil and Gas, LP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. The Company's executive compensation program is intended to provide competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

     There are three basic components to the Company's current compensation system: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general oil and natural gas exploration and production industry.

     Actual individual awards and changes in remuneration to the individual executives are recommended by the Compensation Committee but approved by the Board of Directors. The Chief Executive Officer works with the Compensation Committee in the design of the plans and makes recommendations to the Committee regarding the salaries and bonuses of Company employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the Compensation Committee.

     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other oil and natural gas exploration and production companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance. The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations and functions for which they are responsible. The Compensation Committee also considers the Company's earnings levels and progress in implementing its business strategy in establishing base salary increases for executives. The employment contracts of the executive officers provide that base pay is to be reviewed at least annually and will be increased at any time and from time to time, and that any increase will be substantially consistent with increases in base salary generally awarded in the ordinary course of business to executives of the Company. As a result of the Company's positive financial results and continued drilling success, each of the Named Executive's base salary was increased by 5% effective April 1, 2003, except for Mr. Canjar, who is no longer employed by the Company.

     Annual Bonus. The annual bonus is determined by the Compensation Committee. The employment contracts with the executive officers contemplate annual bonus awards in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities. The Compensation Committee chose to defer the payment of bonuses to executive officers with respect to 2002 until 2003. Each of the Named Executives, except Mr. Canjar, was awarded a de minimis bonus of $1,296 during 2002. As a result of the Company's positive financial results and continued drilling success, on April 3, 2003, bonuses in the amounts of $46,720, $8,343, $7,509, $34,000 and
$16,500 were awarded to Mr. Johnson, Mr. Wojtek, Mr. Trahan, Mr. Fisher and Mr. Greene, respectively.

     Long-Term Equity-Based Compensation. To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives. Prior to the Company's IPO, the shareholders and the Board of Directors of the Company approved the Company's Incentive Plan. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage a sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the Incentive Plan with proprietary interest in the growth and performance of the Company. Long-term equity-based compensation is tied to shareholder return.

     Under the Company's Incentive Plan, long-term incentive compensation consists of stock options, which generally have a ten-year term and vest in 33% increments in each of the three years following the date of the grant. The exercise price of stock options granted is equal to or greater than the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and each shareholder's return.

     On August 12, 2002, the Company granted options to purchase 25,000 shares of Common Stock to Mr. Greene at an exercise price per share of $3.76. As a result of the Company's positive financial results and continued drilling success, on April 3, 2003, the Company granted options to purchase 50,000, 25,000 and 40,000 shares of Common Stock to Mr. Johnson, Mr. Fisher and Mr. Greene, respectively, at an exercise price per share of $4.43. These options have a ten-year term and vest in 33% increments in each of the three years following the date of the grant.

     The Company may periodically grant new options to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In determining whether to grant executive officers stock options under the Plan, the Compensation Committee considers factors, including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. The Compensation Committee and the Board of Directors will take deductibility or nondeductibility of compensation into account but have in the past authorized, and will retain the discretion in the future to authorize, the payment of potentially nondeductible amounts.

     Compensation of the Chief Executive Officer. The Compensation Committee based the compensation of the Company's Chief Executive Officer, Mr. Johnson, on the same considerations described above for other executive officers. The Compensation Committee chose to defer the payment of bonuses to executive officers with respect to 2002 until 2003. Consistent with its decision to award bonuses and options to acquire Company stock to the other executive officers, the Compensation Committee awarded Mr. Johnson a de minimis bonus during 2002 of $1,296. As a result of the Company's positive financial results and continued drilling success, on April 3, 2003, the Company increased Mr. Johnson's salary by 5%, awarded him a bonus of $46,720 and granted him options to purchase 50,000 shares of Common Stock.

     Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

                                            The Compensation Committee

                                            Christopher C. Behrens
                                            Douglas A.P. Hamilton
                                            F. Gardner Parker

EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements with each executive officer listed below. The following chart shows the annual base salaries that the executive officers listed therein are currently being paid by the Company.

NAME AND CURRENT POSITION                                     ANNUAL SALARY
-------------------------                                     -------------
S. P. Johnson IV............................................    $245,284
  President and Chief Executive Officer
Frank A. Wojtek.............................................    $175,203
  Vice President and Chief Financial Officer
Jeremy T. Greene............................................    $173,250
  Vice President of Exploration and Development
Kendall A. Trahan...........................................    $157,683
  Vice President of Land
Brad Fisher.................................................    $178,500
  Vice President of Operations

     Each of the employment agreements also provided for the initial grants of stock options for Messrs. Johnson and Wojtek and revisions to previously granted stock options for Mr. Trahan.

     Each of the employment agreements of Mr. Johnson, Mr. Wojtek, Mr. Trahan, Mr. Greene and Mr. Fisher has an initial three-year term provided that at the end of the second year of such initial term and on every day thereafter, the term of each such employment agreement will automatically be extended for one day, such that the remaining term of the agreement shall never be less than one year. Under each agreement, both the Company and the employee may terminate the employee's employment at any time. Upon termination of employment on account of disability or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as "for cause" in the agreement), or if employment is terminated either (x) by the employee subsequent to a change of control (as defined and including certain terminations prior to a change of control if caused by a person involved in precipitating a change of control) or
(y) by reason of death during a sixty day period following the elapse of one year after such a change of control ("window period") or with good reason (as defined), under the agreement the employee will generally be entitled to (i) an immediate lump sum cash payment equal to 150% (375% if termination occurs after a change of control) of his annual base salary that would have been payable for the remainder of the term of the applicable agreement discounted at 6%, (ii) continued participation in all the Company's welfare benefit plans and continued life insurance and medical benefits coverage and (iii) the immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof (the "Cash Election"). Provided that the Performance Shares vest only if the termination of employment is by the employee with good reason or during a window period or is by the Company without cause, then in the event of a Cash Election, the employee, in the case of Mr. Trahan, will receive in exchange for any or all compensatory awards that are either denominated in or payable in Common Stock, including options and restricted stock, an amount in cash equal to the excess of (x) the highest price per share (as defined below) over (y) the exercise or purchase price, if any, of such awards. The Term "Highest Price Per Share" generally means the highest price per share that can be determined to have been paid or agreed to be paid for any share of Common Stock by certain classes of persons, including (1) a beneficial owner of 10% or more of the outstanding voting stock of the Company and (2) a person who has any material involvement in proposing or effectuating a change of control (as defined). If employment terminates due to death of the employee and other than in a window period, the Company will pay a sum equal to the amount of the employee's annual base salary for the remaining term of the agreement, reduced by the amount payable under any life insurance policies to the extent that such amounts are attributable to premiums paid by the Company. The salaries in each of these agreements are subject to periodic review and provide for increases consistent with increases in base salary generally awarded to other executives of the Company. Each agreement entitles the employee to participate in all of the Company's incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate. The agreements each provide for an annual bonus in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities.

AUDIT COMMITTEE REPORT

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that the members of the Audit Committee, other than possibly Mr. Martin, are "independent", as required by applicable standards of the Nasdaq Stock Market. See "Board of Directors and Committees of the Board." The Audit Committee operates pursuant to a written charter adopted by our Board of Directors; a copy of the current Audit Committee charter was attached to the proxy statement for the 2001 Annual Meeting as Appendix A.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the independent auditors are in fact "independent".

                                            The Audit Committee

                                            F. Gardner Parker
                                            Paul B. Loyd, Jr.
                                            Bryan R. Martin

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from December 31, 1997 to December 31, 2002, with the cumulative total return of the S&P 500 Index and of the American Stock Exchange Natural Resource Industry Index of publicly traded companies over the same period. The graph assumes that $100 was invested on December 31, 1997, in the Common Stock at the closing market price at the beginning of this period and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                     AMONG CARRIZO OIL & GAS, INC., THE S&P
                        500 INDEX AND THE AMERICAN STOCK
                           EXCHANGE NATURAL RESOURCE
                                 INDUSTRY INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                                                    S & P      AMEX      C O & G
--------------------------------------------------------------------------------
 12/31/97                                            100        100        100

--------------------------------------------------------------------------------
 03/31/98                                            114         92         92

--------------------------------------------------------------------------------
 06/30/98                                            117         82         70

--------------------------------------------------------------------------------
 09/30/98                                            105         70         35

--------------------------------------------------------------------------------
 12/31/98                                            127         65         17

--------------------------------------------------------------------------------
 03/31/99                                            133         72         14

--------------------------------------------------------------------------------
 06/30/99                                            141         81         25

--------------------------------------------------------------------------------
 09/30/99                                            132         86         25

--------------------------------------------------------------------------------
 12/31/99                                            151         88         25

--------------------------------------------------------------------------------
 03/31/00                                            154         96         49

--------------------------------------------------------------------------------
 06/30/00                                            150        105         76

--------------------------------------------------------------------------------
 09/30/00                                            148        114        178

--------------------------------------------------------------------------------
 12/31/00                                            136        123        116

--------------------------------------------------------------------------------
 03/31/01                                            120        115         83

--------------------------------------------------------------------------------
 06/30/01                                            126        107         69

--------------------------------------------------------------------------------
 09/30/01                                            107         98         56

--------------------------------------------------------------------------------
 12/31/01                                            118        100         56

--------------------------------------------------------------------------------
 03/31/02                                            118        116         70

--------------------------------------------------------------------------------
 06/30/02                                            102        115         54

--------------------------------------------------------------------------------
 09/30/02                                             84        109         53

--------------------------------------------------------------------------------
 12/31/02                                             91        110         67

--------------------------------------------------------------------------------

---------------

* $100 Invested on December 31, 1997 in Stock or Index (Including Reinvestment of Dividends).

                                   PROPOSAL 2

                        PROPOSAL TO AMEND INCENTIVE PLAN
                 TO PROVIDE FOR ADDITIONAL STOCK OPTION GRANTS
               TO THE CHAIRMAN AND MEMBERS OF CERTAIN COMMITTEES
                           OF THE BOARD OF DIRECTORS

     At the time of its initial public offering, the Company adopted the Incentive Plan. The objectives of the Incentive Plan are to:

     - attract and retain the services of key employees, qualified directors and qualified consultants and other independent contractors; and

     - encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards ("Awards") designed to provide participants in the Incentive Plan with proprietary interest in the growth and performance of the Company.

     The Company currently has reserved 1,850,000 shares of Common Stock for use in connection with the Incentive Plan. Persons eligible for Awards are (i) employees holding positions of responsibility with the Company and whose performance can have a significant effect on the success of the Company, (ii) Non-employee Directors and (iii) certain non-employee consultants and other independent contractors. As described in "Certain Transactions" the Company has agreed in the Shareholders Agreement dated December 15, 1999 to limit the maximum number of common stock equivalents issuable under the Company's equity incentive plans to 2.5 million shares and equivalents (including any shares and equivalents issued or issuable as of December 15, 1999 without the consent of certain parties to that Agreement).

     As of March 31, 2003, options under the Incentive Plan had been granted to 53 current and former employees and directors of the Company to purchase a total of approximately 1,490,000 shares of Common Stock at an exercise price per share not less than fair market value on the date of grant (the initial public offering price to the public in the case of options awarded in connection with the initial public offering). As of March 31, 2003, there were 360,000 shares available for issuance under the Plan.

     The Compensation Committee of the Company's Board of Directors (the "Committee") administers the Incentive Plan and has broad power to take actions thereunder, to interpret the Incentive Plan and to adopt rules, regulations and guidelines for carrying out its purposes. With respect to Awards to employees and independent contractors, the Committee may, in its discretion, among other things, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Award, waive any restrictions or other provision of the Incentive Plan or in any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to that participant holding the Award or (ii) consented to by that participant. The Committee also may delegate to the chief executive officer and other senior officers of the Company its duties under the Incentive Plan. In recent times, any action taken with respect to executive officers or directors of the Company has also been approved by the entire Board.

     The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that (i) no amendment or alteration that would adversely affect the rights of any participant under any Award previously granted to such participant shall be made without the consent of such participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements. The Board of Directors may make certain adjustments in the event of any subdivision, split or consolidation of outstanding shares of Common Stock, any declaration of a stock dividend payable in shares of Common Stock, any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends).

     Awards to employees and independent contractors may be in the form of (i) rights to purchase a specified number of shares of Common Stock at a specified price not less than that of the fair market value on the date of grant ("Options"), (ii) rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price, (iii) grants of restricted or unrestricted Common Stock units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). Subject to certain limitations, the Committee has the authority to determine the other terms, conditions and limitations of Awards under the Incentive Plan. An Option may be either an incentive stock option ("ISO") that qualifies, or a non-qualified stock option ("NSO") that does not qualify, with the requirements of Sections 422 of the Code; provided, that independent contractors cannot be awarded ISOs. The Committee will determine the employees and independent contractors to receive Awards and the terms, conditions and limitations applicable to each such Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives, attainment of specified growth rates, increases in specified indices or other comparable measures of performance. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity or assets or decrease in costs.

     On the date of his or her first appointment or election to the Board of Directors, a non-employee director will be granted NSOs to purchase 10,000 shares of Common Stock. In addition, on the first business day following the date on which each annual meeting of the Company's shareholders is held, each non-employee director then serving will automatically be granted NSOs to purchase 2,500 shares of Common Stock. Each NSO granted to non-employee directors will (i) have a ten-year term, (ii) have an exercise price per share equal to the fair market value of a Common Stock share on the date of grant and
(iii) become exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant. If a non-employee director resigns from the Board without the consent of a majority of the other directors, such director's NSOs may be exercised only to the extent that they were exercisable on the resignation date.

     On February 18, 2003, the Board of Directors amended the Incentive Plan into order to make a special grant to Mr. Parker of NSOs to purchase 25,000 shares of Common Stock.

     If the shareholders vote in favor of the proposal set forth herein:

     - the Chairman of the Audit Committee and the Chairman of the Compensation Committee will automatically be granted additional NSOs to purchase 3,000 and 2,000 shares of Common Stock, respectively, on the first business day following the date on which each annual meeting of the Company's shareholders is held; and

     - the Board of Directors may, in its discretion, grant NSOs to purchase of up to 3,000 shares and up to 2,000 shares, respectively, on the date specified to non-chairmen members of the Audit and Compensation Committees who are deemed by the Committee to be "independent" for purposes of the rules of the Nasdaq Stock Market.

     If approved by shareholders, these grants could be made to the chairman or a member of the Audit Committee or Compensation Committee, respectively, notwithstanding that the same person may also receive grants as a chairman or member of the Compensation Committee or Audit Committee, respectively.

NEW PLAN BENEFITS

     The allocation of some of the proposed new benefits under the Incentive Plan is not currently determinable as such allocation is dependent upon future decisions to be made by the Compensation Committee or the Board of Directors in their sole discretion, subject to applicable provisions of the Incentive

Plan. However, Mr. Parker, the current chairman of both the Audit Committee and the Compensation Committee, will annually receive a grant of NSOs to purchase 5,000 shares of Common Stock (in addition to his annual grant as an outside director) if this amendment to the Incentive Plan is approved by shareholders. No executive officers or other employees are eligible for these grants.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the general rules of present federal income tax law relating to the tax treatment of stock awards, ISOs and NSOs issued under the Incentive Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of a participant under the Incentive Plan.

STOCK AWARDS AND RELATED TAX PAYMENTS

     Under the Code, federal income tax consequences with respect to a stock award depend on the facts and circumstances of each stock award and, in particular, the nature of the restrictions imposed with respect to the shares which are the subject of the stock award. In general, if shares which are the subject of the stock award are actually issued to a participant, but are subject to a "substantial risk of forfeiture" (for example, if rights to ownership of the shares are conditioned upon the future performance of substantial services by the participant), a taxable event generally occurs only when the risk of forfeiture lapses. At such time as the substantial risk of forfeiture lapses, the participant will realize ordinary income to the extent of the excess of the fair market value of the shares on the date the risk of forfeiture lapses over the participant's cost for such shares (if any), and the same amount is then deductible by the Company as compensation expense. If the restrictions with respect to the shares that are the subject of such stock award, by their nature, do not subject the key employee to a "substantial risk of forfeiture" of the shares, then the participant will realize ordinary income with respect to the shares to the extent of the excess at the time of the grant of the fair market value of the shares over the participant's cost; and the same amount is then deductible by the Company. If no shares are actually issued to the participant at the time the stock award is granted, the participant will generally realize ordinary income at the time the participant receives shares free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the shares at such time over the participant's cost, if any; and the same amount is then deductible by the Company. The Company's deductions for compensation paid under the Incentive Plan are in all cases subject to certain applicable tax law limitations.

OPTIONS

     Some of the options issuable under the Incentive Plan may constitute ISOs within the meaning of Section 422 of the Code, while other options granted under the Incentive Plan may be NSOs. Grants to non-employee directors are NSOs. The Code provides for tax treatment of stock options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded NSOs. Generally, upon the exercise of an ISO, the optionee will recognize no income for federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the stock at the time of exercise is an addition to income in determining alternative minimum taxable income and such amount may be sufficient in amount to subject the optionee to the alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of an NSO, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then-fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the NSO will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an ISO (although a deduction may be available if the participant disposes of the shares so purchased before the applicable holding periods expire), whereas, upon exercise of an NSO, the Company is entitled to a deduction in an amount equal to the income recognized by the participant. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise.

OTHER

     In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligation with respect to such income.

     A copy of the Amended and Restated Incentive Plan, the First and Second Amendments to the Incentive Plan, and the proposed Third Amendment to the Incentive Plan is attached as Appendix A.

BOARD RECOMMENDATION

     The Board believes that the amendment of the Incentive Plan is in the best interest of the Company and its shareholders. The Board recognizes that additional time and attention and new burdens are now required of directors as a result of the Sarbanes-Oxley Act of 2002, as well as other regulations and Nasdaq Stock Market requirements. The Board believes the additional grants of NSOs that are either required or allowed by the amendment will help to compensate for the additional time and attention and new burdens and help the Company in attracting and retaining qualified board members. THE BOARD THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT, AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. Since the amendment will increase the number of shares available for issuance under the Incentive Plan to certain directors of the Company, certain directors of the Company have an interest in and may benefit from the adoption of the amendment. Approval of the amendment to the Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock cast with respect to the consideration of the amendment. Accordingly, abstentions and broker non-votes will not be included in the tabulation of votes cast on this matter.

EQUITY COMPENSATION PLANS

     Information concerning our equity compensation plan at December 31, 2002 is as follows:

                                                                               NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE
                              NUMBER OF SECURITIES      WEIGHTED-AVERAGE       FOR FUTURE ISSUANCE
                                TO BE ISSUED UPON       EXERCISE PRICE OF          UNDER EQUITY
                             EXERCISE OF OUTSTANDING       OUTSTANDING          COMPENSATION PLANS
                              OPTIONS, WARRANTS AND         OPTIONS,          (EXCLUDING SECURITIES
                                     RIGHTS            WARRANTS AND RIGHTS   REFLECTED IN COLUMN (A))
       PLAN CATEGORY                   (A)                     (B)                     (C)
       -------------         -----------------------   -------------------   ------------------------
Equity compensation plans
  approved by security
  holders..................         1,414,203                 $3.31                  284,000
Equity compensation plans
  not approved by security
  holders(1)...............           216,120                  3.60                       --
                                    ---------                 -----                  -------
  Total....................         1,630,323                 $3.35                  284,000
                                    =========                 =====                  =======

---------------

(1) Includes options to purchase 138,825 and 77,295 shares of Common Stock granted to Mr. Canjar and Mr. Trahan, respectively, prior to the closing of the Company's IPO. These options, which were not granted under the Company's Incentive Plan, have vested and are fully exercisable at the exercise price stated above.

                                   PROPOSAL 3

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, and recommends the approval of the appointment of, Ernst & Young LLP, as independent public accountants for the fiscal year ending December 31, 2003. Ernst & Young LLP served as independent public accountants for the fiscal year ended December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Ernst & Young LLP as the Company's auditors for 2003. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

PRINCIPAL AUDITOR FEES

     Ernst & Young LLP billed the Company as set forth in the table below for professional services rendered for the audit of the Company's annual financial statements for 2002 and the reviews of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q for 2002. No fees were incurred for services rendered in 2002 related to financial information systems design and implementation or any other services.

DESCRIPTION                                                    AMOUNT
-----------                                                    -------
Audit Fees..................................................   $65,000
Financial Information Systems Design and Implementation
  Fees......................................................   $    --
All Other Fees(1)...........................................   $    --

---------------

(1) Other fees primarily related to consulting, tax compliance and consulting, due diligence activities related to acquisitions or other activities, work performed in connection with registration statements and various statutory or other audits.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

INFORMATION REGARDING CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee annually considers and recommends to the Board of Directors the selection of the Company's independent public accountants. As recommended by the Audit Committee, the Board of Directors on April 11, 2002 decided to no longer engage Arthur Andersen LLP as the Company's independent public accountants and engaged Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ended December 31, 2002.

     Arthur Andersen's reports on the Company's consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2000 and 2001 and through April 11, 2002 (the date of Arthur Andersen's dismissal), there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

     During the year ended December 31, 2001 and through April 11, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

INDEPENDENCE OF AUDITORS

     As indicated in the "Principal Auditor Fees" table above, Ernst & Young LLP did not render any non-audit services to the Company in 2002. Accordingly, with respect to 2002, the Audit Committee was not required to consider whether the provision of any services for financial information systems design and implementation or other non-audit services was compatible with maintaining Ernst & Young LLP's independence.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in the Company's proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders must be received by the Company no later than December 24, 2003. However, if the date of the 2004 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2004 Annual Meeting of Shareholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

     If a shareholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the Company's Bylaws. The Company's Bylaws provide generally that shareholders who wish to nominate directors or to bring business before a shareholders' meeting must notify the Company and provide certain pertinent information at least 80 days before the meeting date (or within ten days after public announcement pursuant to the Bylaws of the meeting date, if the meeting date has not been publicly announced more than 90 days in advance). If the date of the 2004 Annual Meeting of Shareholders is the same as the date of the 2003 Annual Meeting of Shareholders, shareholders who wish to nominate directors or to bring business before the 2004 Annual Meeting of Shareholders must notify the Company no later than March 4, 2004.

                                            By Order of the Board of Directors

                                            -s- FRANK A. WOJTEK
                                            Frank A. Wojtek
                                            Secretary

Dated: April 22, 2003
Houston, Texas

                                                                      APPENDIX A

                                 INCENTIVE PLAN
                                       OF
                            CARRIZO OIL & GAS, INC.

(AS AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 17, 2000. HOWEVER, THE CHANGES
           TO THE DEFINITION OF "INDEPENDENT CONTRACTOR" IN SECTION 3
        AND TO THE NUMBER OF AUTHORIZED SHARES IN SECTION 5 ARE SUBJECT
         TO SHAREHOLDER APPROVAL AT THE 2000 MEETING OF SHAREHOLDERS.)

     1. Plan. This Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan") was adopted by Carrizo Oil & Gas, Inc. to reward certain corporate officers and key employees of Carrizo Oil & Gas, Inc. and certain independent consultants by enabling them to acquire shares of common stock of Carrizo Oil & Gas, Inc.

     2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to attract and retain consultants and other independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Annual Director Award Date" means, for each year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

          "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

          "Award" means an Employee Award, a Director Award or an Independent Contractor Award.

          "Award Agreement" means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

          "Board" means the Board of Directors of the Company.

          "Cash Award" means an award denominated in cash.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means (i) the Compensation Committee of the Board or (ii) such other committee of the Board as is designated by the Board to administer the Plan or (iii) to the extent contemplated hereby, the Board.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" means Carrizo Oil & Gas, Inc., a Texas corporation.

          "Director" means an individual serving as a member of the Board.

          "Director Award" means the grant of a Director Option.

          "Director Award Agreement" means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

          "Disability" means, with respect to a Nonemployee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

          "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and is expected to become such an Employee within the following six months.

          "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award made in connection with the IPO, means the price per share to the public of the Common Stock in the IPO, as set forth in the final prospectus relating to the IPO.

          "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

          "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries, including an Employee or Nonemployee Director.

          "Independent Contractor Award" means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Independent Contractor Award Agreement" means a written agreement between the Company and a Participant who is an Independent Contractor setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

          "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any overallotment option).

          "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

          "Nonemployee Director" has the meaning set forth in paragraph 4(b) hereof.

          "Nonqualified Stock Option" means an Option that is not an Incentive Option.

          "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

          "Participant" means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

          "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor who is subject to the attainment of one or more Performance Goals.

          "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

          "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

          "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

          "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

          "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

     4.  Eligibility.

     (a) Employees. Key Employees eligible for Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

     (b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors").

     (c) Independent Contractors. Independent Contractors eligible for Independent Contractor Awards under this Plan are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

     5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,500,000 shares of Common

Stock, all of which shall be available for Incentive Options. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

     6.  Administration.

     (a) This Plan, as it applies to Participants who are Employees or Independent Contractors but not with respect to Participants who are Nonemployee Directors, shall be administered by the Committee. To the extent required in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, (i) the Committee shall consist of at least two members of the Board who meet the requirements of the definition of "non-employee director" set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act or (ii) Awards may be granted by, and the Plan may be administered by, the Board.

     (b) Subject to the provisions hereof, insofar as this Plan relates to the Employee Awards or Independent Contractor Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. Insofar as this Plan relates to Employee Awards or Independent Contractor Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of an Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions contained in an Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards or to Independent Contractor Awards) or an Employee Award or Independent Contractor Award or otherwise amend or modify an Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award or Independent Contractor Award was granted or (ii) consented to by such Participant. The Committee may make an award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual's actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award or Independent Contractor Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     8.  Employee and Independent Contractor Awards.

     (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

          (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation sec. 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

     (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

          (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Common Stock;

          (ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 50,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

          (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $500,000.

     (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options.

     9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

     (a) Initial Director Options. On the IPO Closing Date, each Nonemployee Director shall be automatically awarded a Director Option on 10,000 shares of Common Stock.

     (b) Other Director Options. Effective upon the IPO Closing Date, on the date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 2,500 shares of Common Stock.

     (c) Terms. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. All unvested Director Options shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

     (d) Agreements. Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

     10.  Payment of Awards.

     (a) General. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

     (b) Deferral. With the approval of the Committee, amounts payable in respect of Employee Awards or Independent Contractor Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards or Independent Contractor Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award or Independent Contractor Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

     (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

     11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock or Director Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Employee Awards or Independent Contractor Awards; provided that any Common Stock that is or was the subject of an Employee Award or Independent Contractor Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award or Independent Contractor Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     12. Taxes. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

     13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

     14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

     15.  Adjustments.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then, except with respect to the Existing Options, (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof and
(vi) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards,
(iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof and (v) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

     (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

     16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     19. Effectiveness. The Plan as hereby amended and restated shall be effective as of February 17, 2000, except for the change to the definition of "Independent Contractor" and to the number of authorized shares in Section 5, which shall become effective upon shareholder approval at the 2000 Annual Meeting of Shareholders.

                   INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

             (As Amended and Restated Effective February 17, 2000)

                                FIRST AMENDMENT

     WHEREAS, Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), maintains the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective February 17, 2000 (the "Plan");

     WHEREAS, the Company desires amend the Plan to increase the aggregate number of shares the Company's common stock available for issuance under the Plan from 1,500,000 shares to 1,850,000 shares;

     WHEREAS, the Company's shareholders approved such increase in the aggregate number of shares of the Company's common stock available for issuance under the Plan at the Company's annual shareholder meeting held on May 22, 2002; and

     WHEREAS, under Section 13 of the Plan, the Board of Directors of the Company has reserved the right to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective May 22, 2002, to increase the aggregate number of shares of the Company's common stock available for issuance under the Plan by deleting the number "1,500,000" from Section 5 of the Plan and replacing said number with the number "1,850,000".

     IN WITNESS WHEREOF, The Board of Directors of Carrizo Oil & Gas, Inc. has caused this amendment to be executed by a duly authorized officer of the Company in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 13th day of August, 2002, but effective as of the date specified herein.

                                          CARRIZO OIL & GAS, INC.

                                          By: /s/ FRANK A. WOJTEK
                                            ------------------------------------
                                            Name: Frank A. Wojtek
                                            Title:   V.P. and Chief Financial
                                                     Officer

                   INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

          (As Amended and Restated Effective as of February 17, 2000)

                                   AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby add at the end of Section 9 of the Plan, effective as of February 18, 2003, a new subsection (e), to read as follows:

          (e) Special Grant of Audit Committee Chairman Options. Effective February 18, the chairman of the audit committee of the Company shall as a one-time grant be granted a Director Option that provides for the purchase of 25,000 shares of Common Stock, has a term of ten years from the date of such grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director, and vests and becomes exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant and the purchase price of each share of Common Stock subject to such Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

     IN WITNESS WHEREOF, this Amendment has been executed effective as of February 18, 2003.

                                          CARRIZO OIL & GAS, INC.

                                          By: /s/ FRANK A. WOJTEK
                                            ------------------------------------
                                            Frank A. Wojtek
                                            Vice President, Chief Financial
                                            Officer, Secretary and Treasurer

                   INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

                                THIRD AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby amend and restate Section 9(b) of the Plan, effective as of May 23, 2003, to read in its entirety as follows:

          (b) Other Director Options. On the date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date:

             (i) each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 2,500 shares of Common Stock;

             (ii) each Nonemployee Director that is the chairman of each of the audit and compensation committees, in addition to the Director Options granted under Section 9(b)(i), also shall automatically be granted a Director Option that provides for the purchase of an additional 3,000 and 2,000 shares, respectively; and

             (iii) the Board or the Committee may, in its discretion, in addition to the Director Options granted under Section 9(b)(i), grant Director Options for the purchase of up to 3,000 shares and up to 2,000 shares, respectively, to non-chairmen members of the audit and compensation committees who are deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc.

     Grants under Sections 9(b)(ii) and (iii) may be made to the chairman or a member of the audit committee or compensation committee, respectively, notwithstanding that the same person may also receive grants under Section 9(b)(ii) or (iii) as a chairman or member of the compensation committee or audit committee, respectively.

     The Company also does hereby amend and restate Section 19 of the Plan, effective as of May 23, 2003, to read in its entirety as follows:

          19. Effectiveness. The Plan was amended and restated effective February 17, 2000 and subsequently amended by a First Amendment effective May 22, 2002, a Second Amendment effective February 18, 2003 and a Third Amendment effective May 23, 2003.

     IN WITNESS WHEREOF, this Amendment has been executed effective as of May 23, 2003.

                                          CARRIZO OIL & GAS, INC.

                                          By:
                                            ------------------------------------
                                            Frank A. Wojtek
                                            Vice President, Chief Financial
                                            Officer, Secretary and Treasurer

CARRIZO OIL & GAS, INC.



                                         Shares     Class Common


                                         HOLDER ACCOUNT NUMBER



                                         [ ] Mark this box with an X if you have
                                             made changes to your name or
                                             address details above.


ANNUAL MEETING PROXY CARD

(A) ELECTION OF DIRECTORS
1.  The Board of Directors recommends a vote FOR the listed nominees.

                               FOR   WITHHOLD                                     FOR   WITHHOLD
01 - S.P. Johnson IV           [ ]     [ ]         05 - Paul B. Loyd, Jr.         [ ]     [ ]

02 - Frank A. Wojtek           [ ]     [ ]         06 - Christopher C. Behrens    [ ]     [ ]

03 - Steven A. Webster         [ ]     [ ]         07 - Bryan R. Martin           [ ]     [ ]

04 - Douglas A.P. Hamilton     [ ]     [ ]         08 - F. Gardner Parker         [ ]     [ ]


(B) ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                   FOR   AGAINST   ABSTAIN
2. APPROVAL OF THE AMENDMENT TO THE INCENTIVE      [ ]     [ ]       [ ]
   PLAN WITH REGARD TO STOCK OPTION GRANTS.

                                                   FOR   AGAINST   ABSTAIN
3. APPROVAL OF THE APPOINTMENT OF ERNST &          [ ]     [ ]       [ ]
   YOUNG, LLP AS THE COMPANY'S INDEPENDENT
   PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR
   ENDING DECEMBER 31, 2003.


4. With discretionary authority as to such other matters as may properly come before the meeting.

(C) AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Sign exactly as name appears hereon.
(Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title as such.)

Signature 1 - Please keep signature within the box
[                                                ]

Signature 2 - Please keep signature within the box
[                                                ]

Date (mm/dd/yyyy)
[     /     /         ]

PROXY -- CARRIZO OIL & GAS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MAY 23, 2003

The undersigned hereby appoints S.P. Johnson IV and Frank A. Wojtek, jointly and severally, proxies, with full power of substitution and with discretionary authority to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") to be held on Friday, May 23, 2003, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforementioned Annual Meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.